                                                                EXHIBIT (23)(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Pacific Capital Bancorp on Form S-4 of our report dated January 24, 2000 (February 3, 2000 as to Note 16) on the financial statements of San Benito Bank, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement.


We also consent to the references to us under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Hollister, California
May 3, 2000